Exhibit 99.1

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (614) 757-3690 jim.mazzola@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH FORMALIZES CONSOLIDATION OF BUSINESSES

INTO TWO PRIMARY OPERATING AND REPORTING SEGMENTS

DUBLIN, Ohio, July 8, 2008 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today announced a consolidation of its businesses into two primary operating and reporting segments to reduce costs and align resources with the unique needs of each segment.

Cardinal Health’s network of pharmaceutical and medical product distribution centers and nuclear pharmacies will form the Healthcare Supply Chain Services segment, led by Vice Chairman George S. Barrett. With annual revenue of more than $80 billion, this segment serves customers in North America with efficient and secure distribution services for prescription medicine and medical products.

Industry leading products for infusion, medication dispensing, respiratory care and infection prevention will be grouped in the Clinical and Medical Products segment under the leadership of Vice Chairman David L. Schlotterbeck. With annual revenue of approximately $5 billion, this segment serves global customers with clinically differentiated products used in hospitals and other primary care facilities.

The segments will be connected by a lean corporate organization and Cardinal Health’s hospital sales force.

With these changes, the company will reduce its workforce by approximately 600 positions under a restructuring charge of approximately $63 million, the substantial majority of which it expects to recognize in the current fiscal year, which began July 1. Of those positions, about 160 are currently open and will not be filled. Employees affected will be offered severance benefits.

“Through this restructuring, we sharpen our focus on two distinct, large and growing segments of the health care industry by aligning our resources, reducing costs and helping to speed decision making for our customers,” said R. Kerry Clark, chairman and CEO of Cardinal Health. “In many ways, these changes formalize the organization we began to put in place 18 months ago and will make us a stronger company that has a greater focus on both our supplier-customers and provider-customers, with a goal of creating more value for shareholders.

-more-

Cardinal Health Formalizes Consolidation of Businesses into Two Primary Operating and Reporting

Segments

“In fiscal ‘09, we remain committed to the turn-around of our pharmaceutical supply chain business, as we continue to strengthen our medical supply chain business, invest in an innovative pipeline of clinical products and ensure we have strong regulatory compliance programs in place across the company. We will also continue to optimize our portfolio to strengthen the core business. In all, we will do fewer things exceptionally well, all under our mission to make health care safer and more productive.”

Healthcare Supply Chain Services

The Healthcare Supply Chain Services segment consolidates pharmaceuticals and medical products from thousands of manufacturers into site-specific deliveries to retail pharmacies, hospitals, physician offices, surgery centers and alternate care facilities. With more than 18,000 employees in operations across North America, Cardinal Health provides comprehensive financial, inventory, contract management and marketing services. Cardinal Health is also the largest provider of specialized nuclear pharmaceuticals, delivering more than 13 million doses each year to hospitals and outpatient care centers.

Clinical and Medical Products

The Clinical and Medical Products segment manufactures medication infusion and dispensing products, respiratory equipment, surgical instruments and leading technologies and services that help hospitals prevent medication errors, reduce hospital-acquired infections and manage medications and supplies more efficiently. Cardinal Health products provide protection against medication errors for more than 3.1 billion doses each year using CareFusion® patient identification systems, Alaris® infusion devices and Pyxis® medication dispensing systems. Infection prevention products include Converters® brand surgical gowns, Esteem® brand medical gloves, Chloraprep® brand preoperative skin preparation products, as well as electronic infection surveillance through MedMined® services. The segment also leads in the respiratory care category through its AVEA® respirators and other leading ventilation brands. Clinical and Medical Products’ global operations employ more than 20,000 people on five continents.

As part of the restructuring, Cardinal Health will also separately report results for a group of other businesses as a third reporting segment. These units include Pharmacy Services (outsourced hospital pharmacy management services), Tecomet (orthopedic implants and instruments), Medsystems (enteral devices and airway management products) and Medicine Shoppe International. While these businesses continue to add value to Cardinal Health, the company will be conducting an in-depth review during the next 12 months to evaluate their fit in the existing segment structure.

Outlook and Q4 Earnings Call

The company reaffirmed that non-GAAP diluted earnings per share from continuing operations1 for fiscal 2008 are expected to be about in the middle of a $3.75 to $3.85 range, excluding the potential dilutive impact of the Enturia acquisition of 1 to 2 cents.

Cardinal Health will announce fourth quarter and full-year results on Aug. 7 during an extended call with financial analysts and investors. At that time, the company will provide its financial outlook for the current year and provide historic financial data, recast according to the new reporting segments. Going forward, the company will report and provide guidance based on the primary segments with relevant metrics for the key underlying businesses in each.

-more-

Cardinal Health Formalizes Consolidation of Businesses into Two Primary Operating and Reporting

Segments

The Aug. 7 conference call and webcast will begin at 8:30 a.m. EDT at the Investor page of www.cardinalhealth.com. The conference call may also be accessed by dialing 617-213-4850, passcode 97674427.

Participants are advised to pre-register at the Investor page at www.cardinalhealth.com or to dial into the call at least ten minutes prior to the start time. Pre-registrants are issued a pin number that provides faster access to the live call. Presentation slides, an audio replay and a transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 11:30 p.m. EDT on August 9 by dialing 617-801-6888, passcode 28260453.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $87 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ infection surveillance services and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

###

1 Non-GAAP diluted EPS from continuing operations: earnings from continuing operations, excluding special items and impairment charges and other, both net of tax, divided by diluted weighted average shares outstanding.

Non-GAAP Financial Measures

Cardinal Health presents non-GAAP earnings from continuing operations (and presentations derived from this financial measure, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measure is earnings from continuing operations. The company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact the company’s future financial results.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These expectations, prospects, estimates and other matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: difficulties, delays or additional costs in implementing the restructuring program; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of

-more-

Cardinal Health Formalizes Consolidation of Businesses into Two Primary Operating and Reporting

Segments

branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the costs, difficulties and uncertainties related to the integration of acquired businesses; and conditions in the pharmaceutical market and general economic and market conditions. This news release reflects management’s views as of July 8, 2008. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.